NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND AND RESULTS OF ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 18, 2011 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents per share on its common stock to be paid in cash.  The dividend is payable on June 28, 2011 to shareholders of record at the close of business on June 10, 2011.

NL also announced that at its annual shareholder meeting held today its shareholders had:

•	re-elected each of Cecil H. Moore, Jr., Glenn R. Simmons, Harold C. Simmons, Thomas P. Stafford, Steven L. Watson and Terry N. Worrell as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2011 annual meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide products and other businesses.

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